CONSULTING AGREEMENT

This CONSULTING AGREEMENT (“Agreement”), dated as of August 1, 2019, is entered into by and between Integrity Applications, Inc. (“Company”) and Jolie Kahn (“Consultant”).

1. Work to be Performed.

1.1	Consultant shall provide strategic planning and advisory services including, but not limited to, acting as Interim Chief Financial Officer

1.2	Consultant’s duties shall include, but not be limited to, the following activities: (a) providing oversight and review Company’s financial reporting and accounting requirements; (b) assisting in structuring capital markets transactions; (c) assisting management in developing strategic plans; and (d) signing all SEC reports as Chief Financial Officer.

1.3	Company shall determine the scope of the work to be performed consistent with the above, but Consultant shall have the ability to select the means, manner and method of performing these services. Consultant, however, agrees to use her best efforts to promote Company’s interests, and to give Company the benefit of her experience, knowledge, and skills. Consultant undertakes to perform services in a timely and professional manner and to devote such time, attention and skill to her duties under this Agreement as may reasonably be necessary to ensure the performance of the Services to the Chief Operating Officer’s satisfaction.

1.4	Nothing herein shall be deemed to preclude Company from retaining the Services of other persons or entities undertaking the same or similar services as those undertaken by Consultant hereunder or from independently developing or acquiring materials or programs that are similar to, or competitive with, the services.

2. Compensation. For the services to be rendered by the Consultant hereunder, the Company shall promptly pay the Consultant a monthly fee of $10,000.00 (Ten Thousand Dollars), which shall be paid on or before the tenth day of each month following the month in which Consultant performs services for Company. The Company shall promptly reimburse the Consultant from time to time at the request of the Consultant for the cost of all reasonable out of pocket fees and expenses incurred by the Consultant in the performance of the services hereunder, which expenses above $250 must be pre-approved by the Company’s COO in writing.

3. Independent Contractor Relationship. Consultant’s relationship with Company will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture, or employment relationship. No part of Consultant’s compensation will be subject to withholding by Company for the payment of any social security, federal, state, or any other employee payroll taxes. Consultant will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees. The Company will not be responsible for obtaining workers’ compensation insurance on your behalf.

4. Ownership of Work Product. Consultant agrees that all work product developed alone or in conjunction with others in connection with the performance of services pursuant to this Agreement is and shall be the sole property of Company, and Consultant shall retain no ownership, interest, or rights therein. Work product includes but is not limited to reports, analyses and memoranda.

5. Confidentiality.

5.1	Definition of Confidential Information. “CONFIDENTIAL INFORMATION” as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, proprietary information, computer files, and client information related to the past, current, future, and proposed services of Company and includes, without limitation, Company property, and Company’s information concerning customers, research, financial information, purchasing, business forecasts, sales and merchandising, and marketing plans and information.

5.2	Nondisclosure and Nonuse Obligations. Consultant agrees to protect the confidentiality of all Confidential Information and, except as permitted in this section, Consultant shall neither use nor disclose the Confidential Information. Consultant may use the Confidential Information solely to perform consulting services under this Agreement for the benefit of Company.

5.3	Exclusion from Nondisclosure and Nonuse Obligations. Consultant’s obligations under Section 5.2 (“NONDISCLOSURE AND NONUSE OBLIGATIONS”) with respect to any portion of the Confidential Information shall not apply to any such portion that Consultant can demonstrate (a) was in the public domain at or subsequent to the time such portion was communicated to Consultant by Company; (b) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Consultant by Company; or (c) was developed by Consultant independently of and without reference to any information communicated to Consultant by Company. A disclosure of Confidential Information by Consultant, either (i) in response to a valid order by a court or other governmental body, (ii) otherwise required by law, or (iii) necessary to establish the rights of either party under this Agreement, shall not be considered a breach of this Agreement or a waiver of confidentiality for other purposes, provided, however, that Consultant shall provide written notice within 24 hours of receipt thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.

6. Termination.

6.1.	This Agreement shall be terminable by either party, with or without breach and for any reason, upon 30 days’ prior written notice, if to the Company, to David Podwalski via email at davidp@integrity-app.com, and if to the Consultant, to Jolie Kahn via email at joliekahnlaw@sbcglobal.net. Upon Material Breach, either party may terminate this Agreement on one day’s written notice.

6.2.	In the event Company terminates this Agreement without Material Breach or the Agreement expires, the Company shall pay to Consultant a sum equal to the unpaid balance of the fees due and owing to Consultant through the date of termination within ten days after the date of termination. For the last calendar month of the Agreement, Consultant’s monthly fee shall be prorated based upon the number of days in the last month she remains engaged as a consultant (i.e., if the notice states that the Agreement will terminate on the 15th of the following month, Consultant shall receive a $5,000 fee for the last month).

6.3.	In the event Company terminates this Agreement for a Material Breach or Consultant terminates this Agreement, Company’s sole liability to Consultant shall be to pay Consultant for any unpaid amounts earned and accrued hereunder through the date of termination.

6.4.	In the event that the parties wish to extend this Agreement beyond January 31, 2010 (the “Expiration Date”), the parties will mutually agree in writing to the extension no later than 30 days prior to the Expiration Date. If the parties do not mutually agree to extend this Agreement as of 30 days prior to the Expiration Date, this Agreement will terminate on the Expiration Date. This Agreement shall be renewable for subsequent six month terms, and each six month anniversary of the Expiration Date shall then become the Expiration Date upon renewal. If there is a termination during any renewal term, Consultant shall only be entitled to fees due and owing through the date of termination.

6.5.	For purposes of this Agreement, termination for Material Breach means termination by the Company because of (i) Consultant’s willful engagement in illegal conduct or gross misconduct pursuant to which the Company has suffered a loss, (ii) Consultant’s willful and continued failure to perform substantially all of her duties hereunder in any material respect, or (iii) without prejudice to the generality of clause (ii), any breach by the Consultant of any covenant set out in this Agreement; provided, however, that in the case of clause (ii) and clause (iii), Company must provide written notice of such breach or failure within thirty (30) days from such written notice to cure such breach or failure.

6.6.	Following the termination or expiry of this Agreement, Consultant shall co-operate reasonably on a time and materials basis with Company in its, or another’s efforts on Company’s behalf, to complete any Services in progress as of the effective date of termination and to provide for an orderly transition provided that such support continues for no longer than 60 days from the effective date of termination.

7. General Provisions.

7.1	Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of New York. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof in the State of New York.

7.2	Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid, or unenforceable, (a) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (b) the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

7.3	Injunctive Relief for Breach. Consultant agrees that its obligations under this Agreement are of a unique character that gives them particular value; Consultant’s breach of any of such obligations will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law; and, in the event of such breach, Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper, including monetary damages if appropriate.

7.4	No Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The rights and obligations of Consultant are non-assignable.

7.5	Indemnification. The Consultant is entitled to all indemnification under Delaware law and under the Company’s Certificate of Incorporation and Bylaws which inure to the benefit of officers of the Company and shall immediately be added as a named insured on the Company’s directors and officers liability policy.

IN WITNESS WHEREOF, Integrity Applications, Inc. and the Consultant have caused this Agreement to be executed as of the date indicated below.

INTEGRITY APPLICATIONS, INC.	CONSULTANT: Jolie Kahn

_________________________	_____________________________
By: David Podwalski, President & COO	By: Jolie Kahn